UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☑

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADVOCAT INC.

(Name of Registrant as Specified In Its Charter)

TODD P. ROBINSON

ESSEL W. BAILEY, JR.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANNUAL MEETING OF SHAREHOLDERS OF ADVOCAT INC.

MAY 17, 2007

PRELIMINARY PROXY STATEMENT, DATED MAY 1, 2007

DEFINITIVE PROXY STATEMENT INTENDED TO BE RELEASED

TO SHAREHOLDERS ON MAY 11, 2007

Dear Shareholders of Advocat Inc.:

My name is Todd Robinson, and I am an experienced healthcare investor.

I am writing to you because I do not believe that the current board of directors and senior management of Advocat Inc. (“Advocat” or the “Company”) are acting in your best interests.

Over the past couple of years I have had discussions with Wally Olson, Chairman of the Advocat Board of Directors (the “Board”), on behalf of myself and others in the nursing home industry about opportunities which we believe could have a positive impact on Advocat. Despite initial interest, and without any explanation, Advocat stopped responding to us. After realizing that some Advocat shareholders appear to be frustrated by the direction of the Company and the inaction of current Board, I had hoped to be nominated for election onto the Board, but Advocat’s acceleration of this year’s annual meeting date from June to mid-May helped make this impossible.

The Company’s annual meeting of shareholders (the “Meeting”) is to be held at Advocat’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on May 17, 2007, at 9:00 a.m. (Central Daylight Time), for the following purposes:

(1)	To elect two (2) Class 1 directors, to hold office for a three (3) year term and until their successors have been duly elected and qualified; and

(2)	To transact such other business as may properly come before the Meeting, or any adjournment or postponement thereof.

A majority of Advocat’s outstanding shares as of the record date (a quorum) must be present at the Meeting in order for the Company to hold the Meeting and conduct business. Shares are counted as present at the Meeting if: (a) a shareholder is present and votes in person at the Meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form or withholds his vote(s) for some or all of the Board nominees; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions, and the broker or nominee does not have voting discretion. Thus, a share, once represented for any purpose at the Meeting, is deemed present for purposes of determining a quorum for the Meeting (unless the Meeting is adjourned and a new record date is set for the adjourned Meeting.

I am seeking your support to STOP Advocat from holding the Meeting, and thereby forcing the Company to adjourn the Meeting to a later date, unless the Board first appoints Essel W. Bailey, Jr., Terry L. Cash and myself to the Board. Our resumes are attached to the back of this Proxy Statement. If we are appointed to the Board, we intend to attend the Meeting and vote the shares for which we receive a proxy, as directed by the applicable shareholder. In order to accomplish this proposal, we request that you sign, date and return today the enclosed BLUE Proxy Card and RED Notice of Revocation. This Proxy Statement, BLUE Proxy Card, RED Notice of Revocation and resumes for Mr. Bailey, Mr. Cash and me (together the “Proxy Documents”) are first being furnished to the shareholders on or about May 11, 2007.

Based upon experience, it would not surprise me if Advocat responds to this Proxy Statement by announcing the hiring of a financial advisor. Such a move will not change our plans or our conclusion that the action proposed in the Proxy Statement is absolutely necessary.

If you have already sent proxy cards furnished by Advocat management to Advocat, you have every right to revoke your proxy by signing, dating and returning the enclosed RED Notice of Revocation and BLUE Proxy Card to me, at the address below.

Thank you for your support,

/s/ Todd P. Robinson

Todd P. Robinson

I URGE YOU TO CAREFULLY CONSIDER THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT ME AS FOLLOWS:

Todd P. Robinson

2307 Princess Ann Street

Greensboro, North Carolina 27408 USA

Phone 336-286-2087 Fax 978-805-3163

Email CottonBay@aol.com

THERE FOLLOWS CERTAIN INFORMATION REQUIRED PURSUANT TO FEDERAL PROXY SOLICITATION RULES AND REGULATIONS. IN ADDITION TO THE FOLLOWING INFORMATION, REFERENCE IS ALSO MADE TO THE ADVOCAT INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, PREVIOUSLY SENT TO SHAREHOLDERS ON OR ABOUT APRIL 12, 2007.

Who is soliciting your proxy and who is paying the cost of the solicitation?

Essel W. Bailey, Jr. and Todd P. Robinson (together deemed “Participants” in this proxy solicitation) are sending you these Proxy Documents in connection with the solicitation of proxies for use at the Meeting. THESE PROXY DOCUMENTS CONTAIN IMPORTANT INFORMATION FOR YOU TO CONSIDER WHEN DECIDING HOW TO VOTE ON MATTERS BROUGHT BEFORE THE MEETING. PLEASE READ THEM CAREFULLY.

The Participants may solicit proxies by mail, telephone, facsimile or in person. We will pay for the entire expense of soliciting proxies. Costs of this solicitation of proxies are currently estimated to be approximately $            .00. We estimate that through the date hereof, the expenses in connection with this solicitation are approximately $            .00.

We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners of Advocat common stock.

Why are you receiving this proxy statement and proxy form?

You are receiving this proxy statement and proxy form because you own shares of Advocat common stock, and we are seeking your support to stop Advocat from holding the Meeting and, thereby, forcing Advocat to adjourn the Meeting to a later date, unless the Board first appoints Essel W. Bailey, Jr., Terry L. Cash and Todd P. Robinson as members of the Board. Based upon our experience, it would not surprise us if Advocat responds to this Proxy Statement by announcing the hiring of a financial advisor. Such a move will not change our plans or our conclusion that the action proposed in the Proxy Statement is absolutely necessary. Details of each of Messrs. Bailey, Cash and Robinson’s experience are attached to this Proxy Statement for your review and consideration. When you sign the Proxy Card, you (i) revoke all other proxies previously given; and (ii) appoint Todd P. Robinson as your proxy to represent you and vote your shares of Advocat common stock at the Meeting IF the Board first appoints Essel W. Bailey, Jr., Terry L. Cash and Todd P. Robinson as members of the Board (the “Board Action”). If the Board Action is not successfully completed, Todd P. Robinson will NOT have the authority to represent you at the Meeting and (unless you otherwise attend the Meeting or provide a separate proxy) your shares will not be counted towards the quorum. In the event that there is no quorum, the Board will be unable to hold the Meeting and will be forced to adjourn or postpone the Meeting to a later date.

Can you change your vote after you return your proxy form?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by sending Mr. Robinson a written notice of revocation or another signed proxy bearing a later date. Mr. Robinson’s authority as proxy holder will be suspended if you attend the Meeting in person and inform Advocat’s corporate secretary that you wish to revoke or replace your proxy. Your attendance at the Meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by Advocat’s corporate secretary at or prior to the Meeting.

What if I already sent Advocat my proxy?

If you sent Advocat an executed proxy, you will need to revoke your previously delivered proxy, even if that proxy directed Advocat’s proxy holder to withhold your vote for the Board nominees. We recommend that if you have delivered your proxy to Advocat and you wish to revoke your proxy, you complete the RED Notice of Revocation and deliver the same to Todd P. Robinson.

How many votes are needed to hold the Meeting?

The Board has set April 9, 2007 as the record date for the Meeting. Shareholders who owned Advocat common stock on that date are entitled to vote at the Meeting. Advocat’s Proxy Statement, previously sent to shareholders on or about April 12, 2007 (the “Advocat Proxy Statement”), states that on the record date there were 5,871,287 shares of Advocat common stock outstanding. A majority of Advocat’s outstanding shares as of the record date (a quorum) must be present at the Meeting in order to hold the Meeting and conduct business. Shares are counted as present at the Meeting if: (a) a shareholder is present and votes in person at the Meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form or withholds his votes; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion. A share, once represented for any purpose at the Meeting, is deemed present for purposes of determining a quorum for the Meeting (unless the Meeting is adjourned and a new record date is set for the adjourned Meeting), even if the holder of the share abstains from voting with respect to any matter brought before the Meeting.

Information about the Participants and Mr. Cash

Except as set forth in these Proxy Documents, (i) during the past ten years, neither the Participants nor Mr. Cash has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) neither the Participants nor Mr. Cash directly or indirectly beneficially owns any securities of Advocat; (iii) neither the Participants nor Mr. Cash owns any securities of Advocat which are owned of record but not beneficially; (iv) neither the Participants nor Mr. Cash has purchased or sold any securities of Advocat during the past two years; (v) no part of the purchase price or market value of the securities of Advocat owned by the Participants or Mr. Cash is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) neither the Participants nor Mr. Cash is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Advocat, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of the Participants or Mr. Cash owns beneficially, directly or indirectly, any securities of Advocat; (viii) neither the Participants nor Mr. Cash owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Advocat; (ix) neither the Participants nor Mr. Cash nor any of their associates was a party to any transaction, or series of similar transactions, since the beginning of Advocat’s last fiscal year, or is a party to any currently proposed transaction or series of similar transactions, to which Advocat or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000; (x) neither the Participants nor Mr. Cash, nor any of their associates has any arrangement or understanding with any person with respect to any future employment by Advocat or its affiliates, or with respect to any future transactions to which Advocat or any of its affiliates will or may be a party; and (xi) no person, including either Participants or Mr. Cash, who is a party to an arrangement or understanding pursuant to which nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Meeting.

Please read the resumes, attached as Exhibits A, B and C to this Proxy Statement.

What am I voting on?

At the Meeting you will be asked to vote on the election of two “Class 1 Directors” to serve a three year term on the Board. Their details are provided in the Advocat Proxy Statement, which you have already received.

What happens if a nominee refuses or is unable to stand for election?

The Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board Action is successfully completed and the Board designates a replacement nominee, shares represented by proxy which direct Mr. Robinson to vote FOR the existing nominee will be voted FOR the replacement nominee. The Participants presently have no knowledge that any nominee will refuse, or be unable, to serve.

What is our recommendation and how will your shares be voted?

If you deliver a signed Notice of Revocation and Proxy Card, then as explained above, if the Board Action is not successfully completed, Mr. Robinson will NOT have the authority to represent you at the Meeting, and (unless you otherwise attend the Meeting in person or by proxy delivered to another person) your shares will not be counted towards the quorum. In the event that there is no quorum, the Board will be unable to hold the Meeting, and we anticipate that the Meeting will be adjourned or postponed to a later date.

If the Board Action is successfully completed, Todd P. Robinson will attend the Meeting on your behalf, and your shares will be counted toward the quorum. Your shares will then be voted as directed. In the event that the Board Action is successfully completed and Mr. Robinson attends the Meeting on your behalf, we recommend that you vote your shares FOR the election of the nominated “Class 1 Directors” listed in Advocat’s Proxy Statement and the attached BLUE Proxy Card (or if one or both of the nominees refuses or is unable to stand for election, such replacement nominee(s) as are designated by the Board). If the Board Action is not successfully completed, Mr. Robinson will not attend the Meeting, and your shares will not be voted.

If the Board successfully completes the Board Action and you properly sign and return in time for the Meeting the enclosed BLUE Proxy Card, your shares of common stock will be voted in accordance with the choices specified thereon.

If the Board successfully completes the Board Action and you properly sign and return in time for the Meeting the enclosed BLUE Proxy Card, but do not specify a choice, Mr. Robinson will vote FOR the election of the nominated “Class 1 Directors” (or if one or both of the nominees refuses or is unable to stand for election, such replacement nominee(s) as are designated by the Board).

We are unaware of any other matters to be considered at the Meeting. However, should other matters, which we are not aware of a reasonable time before this solicitation, be brought before the Meeting, Mr. Robinson will vote using his best judgment.

Who is entitled to vote?

Only shareholders who owned Advocat common stock as of the close of business on the record date, April 9, 2007, are entitled to receive notice of the Meeting and to vote the shares that they held on that date at the Meeting, or at any postponement or adjournment of the Meeting.

What vote is required to elect directors?

As long as there is a quorum, the nominees for director who receive the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors; however they will count for purposes of establishing a quorum.

Shareholder Proposals

The following is set forth in the Advocat Proxy Statement:

“It is contemplated that Advocat’s 2008 Annual Meeting of shareholders will take place in June 2008, and shareholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2008 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 if such proposals are received by Advocat before the close of business on December 14, 2007. Notices of shareholders’ proposals submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in the proxy statement), pursuant to the advance notice requirement set forth in Advocat’s bylaws. For shareholders seeking to present a proposal at the 2008 annual meeting without inclusion of such proposal in Advocat’s proxy materials, the proposal must be received by Advocat no later than February 27, 2008.”

Thank you for considering shaping the future of Advocat and having your concerns heard by the existing members of the Board. If you have any questions, please do not hesitate to call Todd Robinson at (336) 286-2087.

Exhibit A

Resume of

Todd Philip Robinson

PERSONAL
Age 41. Grew up in Greensboro, North Carolina. Married with four children.

EDUCATION
1984-1988	Bachelor of Science in Business Administration with Accounting Concentration.
University of North Carolina at Chapel Hill- 1988; Sigma Chi Fraternity
Inactive CPA in North Carolina

INTERESTS & ACTIVITIES
• Actively Follow and Invest in Financial Markets.
• Radio Investments.
• Golf, Tennis, Scuba Diving, Deep Sea Fishing.

EMPLOYMENT
12/2001-Present	Private Investor. Principal business address is 2307 Princess Ann Street, Greensboro, North Carolina 27408.

7-12/2001	CEO and member of BOD of Omega Worldwide, Inc. [Nasdaq:OWWI]. Personally the largest shareholder of the Company. Brought in as an independent BOD member (after 2 years of requests and proxy fight threats) and made CEO. Positioned company for merger with sister company, Principal Healthcare Finance, Ltd. although several portfolio issues and capital issues of Principal prohibited the merger. Companies were sold in September 2002.

4/1999-7/2001	Retired to pursue Personal Investments

1995-4/1998	Vice President, Omega Worldwide, Inc.; Assistant Vice President and Director of Acquisitions, Omega Healthcare Investors, Inc., Ann Arbor, MI.

Responsible for structuring and originating investments for Omega Worldwide, a public company spin-off of Omega Healthcare Investors, Inc. [NYSE:OHI], that advised and capitalized other entities which provided healthcare related sale-leaseback and seed capital financing in non-U.S. countries. Responsible for structuring and originating investments for Omega Healthcare in the United States. Generated well over $300,000,000 in investments from July 1995 when I joined the Company.

When I resigned, Omega Healthcare was the fourth largest Healthcare REIT in the United States, and a sister company, Principal Healthcare Finance, Ltd., was the largest nonbank, nonoperator owner of nursing homes in the United Kingdom. Under Omega and Omega Worldwide, I had been spearheading Omega’s involvement in Australia (started in September 1997).

1990-1995	Vice President, Interstate/Johnson Lane, Charlotte, NC. (now First Union/Wachovia/IJL Securities)
Vice President, ISC Realty Corp. (Real Estate Subsidiary)

Responsible for various private and public partnerships that owned and managed all types of real estate including Nursing Homes. Developed an expertise in Nursing Home analysis. Through my tax training and financial background, worked through and managed a variety of workouts, recapitalizations, refinances, foreclosures, and dispositions of various properties.

1988-1990	Tax Staff, Arthur Andersen & Co., Charlotte, NC

Preparation of federal and state income tax returns and tax planning for corporations, partnerships, and individuals. Researched various tax and related business issues. Involved in a number of special projects including real estate syndications, appraisals, due diligence investigations, restructurings and reconstruction of financial information.

INVESTMENT ACTIVITIES
Nursing Homes
• Own three nursing homes in Tennessee currently managed by the Epic Group.
• Sold 5 other nursing homes over the last several years, all at substantial profits; sold 2 back to a lender in a negotiated settlement at no net economic loss.
• Partner in TN Institutional Pharmacy that services over 40 nursing homes and ALF’s

.

Radio and Television Investments.
• Actively pursue investments in FM Radio stations.

•       Built, operated, and sold: WCCJ 92.7 FM in Harrisburg , NC (Charlotte) in 1995; WOSN 97.1 in Indian River Shores, FL (Vero Beach) in 1997; WMPS in Tunica, MS (Memphis) in 1998; TV Station in Muskogee (Tulsa), OK (didn’t operate) in 1999; WQMR in Snow Hill, MD (Ocean City) in 2004; WSAG in Pinconning , MI (Saginaw) in 2005; Wessington Springs, SD in 2006.

•       Sold Construction Permit (“CP”) for KAIO Randolph, UT (Salt Lake City) in 1999; CP for New London, IA in 2000; CP for Bayboro, NC in 2000; CP for Mesquite (Las Vegas), NV in 2001; CP for Norman (Oklahoma City), OK (TV) in 2002; CP for Armagosa Valley (Las Vegas), NV in 2002; CP for Pocatello, ID (TV) in 2003.

•       Passive investor with brother, wife and father who have CP’s to build stations in Rye, CO (Pueblo), Westcliffe, CO (Canon City), Saratoga, WY, Lovelock, NV (Reno), Alturas, NV (Reno) and Newell, SD (Rapid City). Brother won another 6 stations in March 2007.

•       With Partners, currently have stations on the air in Huron (Fresno), CA and Kearny (Tucson), AZ. Own and operate KZID in Orofino, ID (Moscow/Pullman), WUSP in Nekoosa, WI (Wausau/Stevens Point), and Truckee (Lake Tahoe), CA.

Patents
• US and foreign patents for hosiery knitting and toe-closing methodologies. Licensed to Conti Complett, an Italian machinery manufacturer.
• Have a technology on a new windshear detection technology for airplanes.

•       Control Pen-One, Inc., a company that holds US and foreign patents and other intangibles related to Fingerprint scanning in Pens and other writing instruments. Has broad application for Credit Cards, Immigration, Military, and Homeland Security.

• Control BD Group which holds US and foreign patents related to certain keycard technologies and remote site gaming technologies.

Other Miscellaneous

China
Partner in a firm which owns the Frederick Cooper and Tyndale Lamp companies. All products are now sourced in Asia and shipped to Chicago. Also invested in a new company in China that retails Danish-made furniture to middle and upper class Chinese citizens.

Australia
Own a 9,500 +/- acre farm on Kangaroo Island in the state of South Australia. Farm has approximately 5 miles of coastline, six rental cabins, and four houses/flats. This farm is sandwiched between 2 very much larger National Parks. In 2004, sold 250 acres to Baillie Lodges, who is building a five-star ecotourism resort within our property.

Oil and Natural Gas
Managing Member of two investment LLCs that acquire leases and drill for oil and natural gas in the Western US. Partners with experienced Billings, MT operator.

Exhibit B

Resume of

Essel W. Bailey, Jr.

Mr. Bailey (age 62) is a lawyer, corporate executive and private investor. He is Managing Director of Alpha Capital, Inc., an investment company, whose principal address is 315 East Eisenhower Parkway, Suite 212, Ann Arbor, MI 48108. He has organized and run two public companies, has served as a director or chaired the Board of three NYSE listed companies and has spent the last 20 years engaged in the capital markets, dealing with rating agencies, investment banks and other global financial organizations. He has invested in, organized and/or managed businesses in real estate and real estate finance, healthcare and manufacturing in the United States, the United Kingdom and Australia.

After several years in Michigan state government, Mr. Bailey spent 15 years with the Detroit law firm Dykema, Gossett, where he was a partner specializing in corporate and real estate finance.

Mr. Bailey has served as a director of corporations including Vitalink Pharmacy, Inc (NYSE), Evergreen Healthcare, Inc (NYSE) as well as several private companies. He organized and capitalized in public offerings Omega Healthcare Investors, Inc (CEO, NYSE) and Omega Worldwide, Inc (CEO, NASDAQ) and served as a director of the National Association of Real Estate Investment Trusts. He continues to serve as a director of nonprofit organizations related to mental health and elderly care services and is a Trustee of the Michigan Chapter of The Nature Conservancy.

Educated at Cranbrook School, Bloomfield Hills, Mi. and Wesleyan University, Middletown Connecticut, he also holds a JD degree from the University of Michigan Law School. He is a member of the American Bar Association and the Michigan Bar Association.

Exhibit C

Resume of

Terry L. Cash

Terry L. Cash (age 60) is the president and chief executive officer of the Caman Group, Inc., which specializes in private investments in real estate, long-term care facilities, and pharmacies. Its principal address is 224 South Alabama Avenue, PO Box 280, Chesnee, South Carolina 29323. Mr. Cash is registered pharmacist in both South Carolina and North Carolina. Mr. Cash serves as the chairman of Spartanburg Regional Healthcare System, Vice-Chairman of Spartanburg County Commission for Higher Education, University of South Carolina-Upstate, and chairman of the VSP Foundation. He is an organizer and director of Carolina Alliance Bank, a South Carolina state chartered FDIC approved commercial bank. Mr. Cash received his B.S. in Pharmacy Studies from the University of South Carolina in 1970. In addition, he was awarded the 1999 State of South Carolina Health and Human Services Leadership in Aging Award, and was named both the 1999 South Carolina Ambassador for Economic Development and the 2001 Spartanburg County Health Planning Department Volunteer of the Year.

Exhibit D

ATTACHED IS THE NOTICE OF REVOCATION OF PROXY REFERRED TO IN THE PROXY STATEMENT.

PLEASE SIGN, DATE AND RETURN THIS NOTICE TO TODD P. ROBINSON AT THE FOLLOWING ADDRESS, SO THAT HE MAY PRESENT IT TO ADVOCAT’S SECRETARY, IN ADVANCE OF THE MEETING:

TODD P. ROBINSON

2307 PRINCESS ANN STREET

GREENSBORO,

NORTH CAROLINA 27408

L. Glynn Riddle, Jr.,

Chief Financial Officer and Secretary

ADVOCAT INC.

1621 Galleria Boulevard

Brentwood, Tennessee 37027

Re: NOTICE OF REVOCATION OF PROXY

Dear Sir,

2007 ANNUAL MEETING OF SHAREHOLDERS OF ADVOCAT INC.

I hereby REVOKE all proxies heretofore given to you, the Board of Directors of Advocat Inc. and/or any of your substitutes:

(i)	To represent any shares of common stock of Advocat Inc. owned by me;

(ii)	To vote any shares of the common stock of Advocat Inc.; and

(iii)	For any other purpose whatsoever.

Sincerely yours.

(sign)

(name)

(date)

Exhibit E

Annual Meeting of Shareholders, May 17, 2007

THIS PROXY IS SOLICITED BY ESSEL W. BAILEY, JR. AND TODD P. ROBINSON,

AND NOT BY THE BOARD OF DIRECTORS OF ADVOCAT INC.

The undersigned, revoking all other proxies heretofore given, appoints Todd P. Robinson, as proxy, with full power of substitution, to vote all shares of the undersigned of common stock of Advocat Inc. (“Advocat”) at the Annual Meeting of Shareholders on May 17, 2007, at 9:00 a.m. Central Daylight Time, at Advocat’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 and at any adjournments or postponements thereof (the “Annual Meeting”), as instructed below upon the proposals which are more fully set forth in the Proxy Statement of Essel W. Bailey, Jr. and Todd P. Robinson, dated May 11, 2007 (receipt of which is acknowledged) and in his or his substitute’s discretion upon any other matters as may properly come before the Annual Meeting (and any adjournments or postponements thereof), including but not limited to, any proposal to adjourn or postpone the Annual Meeting, provided, however, that THIS APPOINTMENT SHALL NOT BE EFFECTIVE UNLESS Advocat’s Board of Directors (the “Board”) first appoints Essel W. Bailey, Jr., Terry L. Cash and Todd P. Robinson as members of the Board (the “Board Action”). Notwithstanding the foregoing, the revocation of all other proxies heretofore given shall be immediately effective.

Subject to the successful completion of the Board Action. Essel W. Bailey, Jr. and Todd P. Robinson recommend a vote FOR all nominees listed below, or if one or both of them refuses or is unable to stand for election, such replacement nominee(s) as are designated by the Board.

Proposals

1. Election of Class I Directors:	For	Withhold		For	Withhold
01 - William C. O’Neil, Jr.	☐	☐	02 - Robert Z. Hensley	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signatures of Shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

SUBJECT TO THE SUCCESSFUL COMPLETINO OF THE BOARD ACTION, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF CLASS I DIRECTORS (OR IF ONE OR BOTH OF THE NOMINEES REFUSES OR IS UNABLE TO STAND FOR ELECTION, SUCH REPLACEMENT NOMINEE(S) AS ARE DESIGNATED BY THE BOARD) AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

IN THE EVENT THAT THE BOARD ACTION IS NOT SUCCESSFULLY COMPLETED, TODD P. ROBINSON SHALL NEITHER REPRESENT NOR VOTE YOUR SHARES AT THE ANNUAL MEETING. ACCORDINGLY, IN SUCH EVENT, YOUR SHARES WILL NOT BE COUNTED AS PRESENT AT THE ANNUAL MEETING FOR THE PURPOSES OF ESTABLISHING A QUORUM.

PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN PROMPTLY